Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Monopar Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(c)	882,761	$25.41	$22,430,957.01	0.00015310	$3,434.18
	Total Offering Amounts					$22,430,957.01		$3,434.18
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$3,434.18

(1)

The shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”) will be offered for resale by the selling stockholder pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of Common Stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(2)

This registration statement registers the resale of up to 882,761 shares of Common Stock issuable to the selling stockholder upon the exercise of pre-funded warrants to purchase Common Stock at an exercise price of $0.001 per share, and such shares of Common Stock may be offered and sold from time to time in one or more offerings by the selling stockholder identified therein.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high ($26.52) and low ($24.30) price per share of the Common Stock as reported on the Nasdaq Capital Market on January 10, 2025 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).